CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-30385), dated June 30, 1997, pertaining to the SUGEN, Inc. 1992 Stock Option Plan, and in the Registration Statement (Form S-3 No. 333-37687), dated October 10, 1997 pertaining to the registration statement of 1,780,000 shares of common stock, of our report dated February 5, 1998 with respect to the financial statements of SUGEN, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                             ERNST & YOUNG LLP


Palo Alto, California
March 30, 1998